Exhibit 23(a)

                                             PricewaterhouseCoopers LLP
                                             One North Wacker
                                             Chicago, IL 60606
                                             Telephone: (312) 298-2000
                                             Facsimile: (312) 298-2001


               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 30, 2002 relating to the financial statements, which appears in the 2002 Annual Report to Shareholders of Modine Manufacturing Company, which is incorporated by reference in Modine Manufacturing Company's Annual Report on Form 10-K for the year ended March 31, 2002. We also consent to the incorporation by reference of our report dated April 30, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 7, 2002 relating to the financial statements, which appears in the Annual Report of the Modine 401(k) Retirement Plan for Hourly Non-Union Employees on Form 11-K for the year ended December 31, 2001, and of our report dated June 7, 2002 relating to the financial statements, which appears in the Annual Report of the Modine 401(k) Retirement Plan for Hourly Union Employees on Form 11-K for the year ended December 31, 2001.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chicago, Illinois
October 25, 2002


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